Exhibit 99.1
OpenText Increases Share Repurchase Program to US$500 Million
WATERLOO, Ontario – February 10, 2026 – OpenText™ (NASDAQ: OTEX), (TSX: OTEX) (the Company), today announced that it has increased its previously announced Fiscal 2026 share repurchase program by US$200 million, whereby it intends to purchase for cancellation up to a maximum aggregate value of US$500 million of its common shares (Common Shares) pursuant to a normal course issuer bid (NCIB). The maximum number of Common Shares that may be acquired under the NCIB will remain unchanged at the 24,906,456 Common Shares, which was previously approved by the Toronto Stock Exchange (TSX).
“Our share repurchase program is an important component of the OpenText capital allocation strategy,” said Steve Rai, Executive Vice President, Chief Financial Officer. “We are raising our authorized limits under our current share repurchase program from US$300 million to US$500 million, given our confidence in our robust cash flow engine.”
The NCIB is in effect for the 12-month period that commenced August 12, 2025 and terminates August 11, 2026 (subject to earlier termination where the maximum purchase limits under the NCIB have been reached). Common Shares can be repurchased under the NCIB in open market transactions on the TSX, the NASDAQ Global Select Market and/or alternative trading systems in Canada and/or the United States, if eligible, subject to applicable law and stock exchange rules. Under the NCIB, the Company also has an automatic share purchase plan (ASPP) with its broker to facilitate repurchases of the Common Shares, and purchases of Common Shares made under such ASPP will be included in determining the number of Common Shares purchased under the NCIB.
During Fiscal 2026, the Company has purchased for cancellation approximately US$190 million of Common Shares (as of January 31, 2026), of which approximately 5 million Common Shares for an aggregate value of approximately US$165 million have been purchased and cancelled since the beginning of the NCIB.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about Open Text regarding the Company’s capital allocation strategy, its confidence in its cash flow, the size and timing of the NCIB, potential purchases of Common Shares under the ASPP and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions, are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our executive's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.
For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
(416) 956 0380 (Canada) / (415) 963 0825 (U.S.)
investors@opentext.com
Copyright © 2026 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.
About OpenText
OpenText™ is a global leader in secure information management for AI, helping organizations protect, govern, and activate their data with confidence. Our technologies turn data into information with context to form the knowledge base for AI. Learn more at www.opentext.com.